                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                                  ------------


                                        State of        Percent
                                       Incorporation   Ownership
                                      ---------------  ----------
PDC Securities Incorporated            West Virginia      100%

Paramount Transmission Corporation              Ohio      100%

Paramount Natural Gas Company                   Ohio      100%

Riley Natural Gas Company              West Virginia      100%
